UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-A
(Amendment No. 3)
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Pennichuck Corporation

(Exact name of registrant as specified in its charter)

New Hampshire	02-0177370

(State of incorporation or organization)	(IRS Employer Identification No.)

25 Manchester Street, Merrimack, New Hampshire	03054

(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act: None

Name of each exchange on
Title of each class	which each class is to be
to be so registered	registered

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☑
Securities Act registration statement file number to which this form relates:
                                         (if applicable)
Securities to be registered pursuant to Section 12(g) of the Act:
Series A Junior Participating Preferred Stock

(Title of class)

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
Amendment to the Rights Agreement
Effective March 2, 2009, Pennichuck Corporation (the “Company”) and American Stock Transfer & Trust Company LLC (the “Rights Agent”) entered into the Sixth Amendment to the Rights Agreement (as amended, the “Rights Agreement”) by and between the Company and which Rights Agreement was originally adopted on April 20, 2000. The Sixth Amendment to the Rights Agreement revises the definition of an “Acquiring Person” under the Rights Agreement to give the Board of Directors of the Company the right, in its sole discretion, to determine if any Person (as defined in the Rights Agreement) should be exempted from the definition of “Acquiring Person” under the Rights Agreement subject to certain terms and conditions (if any) that the Board of Directors may establish for said exemption.
This summary description of the Amendment is qualified in its entirety by reference to the text of the Amendment, which is filed as Exhibit 4.8 hereto.
The description of the securities to be registered required by this item is contained in the Company’s Form 8-A (File No. 000-18552) filed with the Securities and Exchange Commission on April 21, 2000, as amended, and is incorporated herein by reference.
Item 2. Exhibits.

Exhibit
Number	Description of Exhibit
4.1	Rights Agreement dated as of April 20, 2000 between Pennichuck Corporation and Fleet National Bank, as Rights Agent (filed as Exhibit 4.1 to the Company’s Registration Statement on Form 8-A12G, filed on April 21, 2000 and incorporated herein by reference)

4.2	Amendment to Rights Agreement dated October 10, 2001, by and between Pennichuck Corporation and Fleet National Bank (filed as Exhibit 4.1 to the Company’s Registration Statement on Form 8-A12G/A, filed on April 30, 2002 and incorporated herein by reference)

4.3	Second Amendment to Rights Agreement dated January 14, 2002, by and between Pennichuck Corporation and EquiServe Trust Company, N.A. (filed as Exhibit 4.2 to the Company’s Registration Statement on Form 8-A12G/A, filed on April 30, 2002 and incorporated herein by reference)

4.4	Agreement of Substitution and Amendment of Common Shares Rights Agreement dated January 15, 2002, by and between Pennichuck Corporation and American Stock Transfer & Trust Company (filed as Exhibit 4.3 to the Company’s Registration Statement on Form 8-A12G/A, filed on April 30, 2002 and incorporated herein by reference)

4.5	Amendment to Rights Agreement dated April 29, 2002, by and between Pennichuck Corporation and American Stock Transfer & Trust Company (filed as Exhibit 99.2 to the Company’s Current Report on Form 8-K filed on April 29, 2002 and incorporated herein by reference)

4.6	Amended and Restated Certificate of Designation of Series A Junior Participating Preferred Stock of Pennichuck Corporation effective as of March 27, 2006 (incorporated by reference to Exhibit 99.2 to Pennichuck Corporation’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 28, 2006).

4.7	Amendment to Rights Agreement, effective as of August 15, 2006, by and between Pennichuck Corporation and American Stock Transfer & Trust Company (filed as Exhibit 4.1 to the Company’s Registration Statement on Form 8-A12G/A, filed on September 25, 2006 and incorporated herein by reference)

4.8	Sixth Amendment to Rights Agreement, effective as of March 2, 2009, by and between Pennichuck Corporation and American Stock Transfer & Trust Company LLC

SIGNATURE
Pursuant to the requirements of section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized.

PENNICHUCK CORPORATION (Registrant)
Date: March 5, 2009	By:	/s/ Thomas C. Leonard
Thomas C. Leonard
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit
4.1	Rights Agreement dated as of April 20, 2000 between Pennichuck Corporation and Fleet National Bank, as Rights Agent (filed as Exhibit 4.1 to the Company’s Registration Statement on Form 8-A12G, filed on April 21, 2000 and incorporated herein by reference)

4.2	Amendment to Rights Agreement dated October 10, 2001, by and between Pennichuck Corporation and Fleet National Bank (filed as Exhibit 4.1 to the Company’s Registration Statement on Form 8-A12G/A, filed on April 30, 2002 and incorporated herein by reference)

4.3	Second Amendment to Rights Agreement dated January 14, 2002, by and between Pennichuck Corporation and EquiServe Trust Company, N.A. (filed as Exhibit 4.2 to the Company’s Registration Statement on Form 8-A12G/A, filed on April 30, 2002 and incorporated herein by reference)

4.4	Agreement of Substitution and Amendment of Common Shares Rights Agreement dated January 15, 2002, by and between Pennichuck Corporation and American Stock Transfer & Trust Company (filed as Exhibit 4.3 to the Company’s Registration Statement on Form 8-A12G/A, filed on April 30, 2002 and incorporated herein by reference)

4.5	Amendment to Rights Agreement dated April 29, 2002, by and between Pennichuck Corporation and American Stock Transfer & Trust Company (filed as Exhibit 99.2 to the Company’s Current Report on Form 8-K filed on April 29, 2002 and incorporated herein by reference)

4.6	Amended and Restated Certificate of Designation of Series A Junior Participating Preferred Stock of Pennichuck Corporation effective as of March 27, 2006 (incorporated by reference to Exhibit 99.2 to Pennichuck Corporation’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 28, 2006).

4.7	Amendment to Rights Agreement, effective as of August 15, 2006, by and between Pennichuck Corporation and American Stock Transfer & Trust Company (filed as Exhibit 4.1 to the Company’s Registration Statement on Form 8-A12G/A, filed on September 25, 2006 and incorporated herein by reference)

4.8	Sixth Amendment to Rights Agreement, effective as of March 2, 2009, by and between Pennichuck Corporation and American Stock Transfer & Trust Company LLC